Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Toro CombineCo, Inc. of our report dated February 28, 2024 relating to the consolidated financial statements of TechTarget, Inc., which appears in TechTarget, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to use under the heading “Experts” in such Registration Statement.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

September 26, 2024